                                                                    EXHIBIT 12.1

                           MILLENNIUM CHEMICALS INC.
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                 (IN MILLIONS)

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
                                                                                                        FISCAL YEAR
                                                                               YEAR ENDED                  ENDED
                                                                              DECEMBER 31,             SEPTEMBER 30,
                                                                         -----------------------      ---------------
                                                                         1997     1996     1995       1994      1993
                                                                         -----    -----    -----      -----    ------

Pre-tax income........................................................   $ 342    $ 330    $ 554      $ 131    $  151
Equistar earnings.....................................................     (18)      --       --         --        --
Suburban losses/earnings..............................................       5      (37)      --         --        --
Interest expense (a)..................................................     131      214      240        206        14
Rent expense (a)......................................................      19       18       20         19         1
                                                                         -----    -----    -----      -----    ------
     Total............................................................   $ 479    $ 525    $ 814      $ 356    $  166
                                                                         -----    -----    -----      -----    ------
                                                                         -----    -----    -----      -----    ------
          (a) Fixed charges...........................................   $ 150    $ 232    $ 260      $ 225    $   15
                                                                         -----    -----    -----      -----    ------
                                                                         -----    -----    -----      -----    ------
Ratio of earnings to fixed charges....................................   3.3:1    2.3:1    3.1:1      1.6:1    11.1:1
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